THE LGL GROUP, INC.

Form of Proxy

Common Stock

SPECIAL MEETING OF STOCKHOLDERS OF

THE LGL GROUP, INC.

[•], 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Ferrantino and James W. Tivy, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of The LGL Group, Inc. held of record by the undersigned as of the close of business on [•], 2022 at the Special Meeting of Stockholders of The LGL Group, Inc. to be held on [•], 2022 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒\

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 1.

1.   Approval of the spin-off of to spin-off of M-tron Industries, Inc., a Delaware corporation (“Mtron”), pursuant to which the stockholders of The LGL Group, Inc. will be entitled to receive, in a distribution to each such stockholder, one share of Mtron’s common stock for each share of the Company’s Common Stock held of record by such stockholder as of the close of business on the record date for the distribution (subject to trading of the Company’s shares between the record date and the distribution date with an entitlement to shares of Mtron).

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [ ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder:

Date:

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.